SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

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☒ Preliminary Proxy Statement ☐ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
KOMAG, INCORPORATED

(Name of Registrant as Specified in Its Charter)
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NOTICE OF
2006 ANNUAL MEETING
OF STOCKHOLDERS
AND
PROXY STATEMENT

Beneficial owners of stock held by banks, brokers
or investment plans in “street name” will need
proof of ownership to be admitted to the meeting.
A recent brokerage statement or letter from your
broker are examples of proof of ownership.

KOMAG, INCORPORATED
1710 Automation Parkway, San Jose, California 95131

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2006
10:00 A.M. PACIFIC TIME

We cordially invite you to attend the 2006 Annual Meeting of Stockholders of Komag, Incorporated. The Annual Meeting will be held at our headquarters, 1710 Automation Parkway, San Jose, California 95131, on Wednesday, May 24, 2006, at 10:00 a.m. Pacific Time. At the Annual Meeting, we will:

1) elect three Class I directors for a term of three years and until their successors are duly elected and qualified;

2) amend our Amended and Restated 2002 Qualified Stock Plan (the “Plan”) to increase the number of shares reserved for issuance by 5,000,000 shares, from 4,242,054 shares to 9,242,054 shares, and make certain other changes;

3) amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock by 70,000,000 shares, from 50,000,000 shares to 120,000,000 shares;

4) ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2006; and

5) transact such other business as may properly come before the meeting or any adjournment of the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. Stockholders who owned Komag stock at the close of business on March 29, 2006 will be entitled to vote at the Annual Meeting. You may inspect a list of stockholders entitled to vote at the Annual Meeting at our offices. The prompt return of your proxy will assist us in preparing for the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

All stockholders are cordially invited to attend the Annual Meeting. A map to the location of the Annual Meeting is included at the end of the Proxy Statement for reference.

Sincerely,

Thian Hoo Tan
Chief Executive Officer
Member of the Board of Directors

San Jose, California
April 20, 2006

IMPORTANT:	WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE PROMPTLY ON THE ENCLOSED PROXY

For additional information regarding Komag, please contact:

Komag, Incorporated
Attn: Investor Relations
1710 Automation Parkway
San Jose, California 95131

Financial information may also be accessed on our Web site at: www.komag.com

KOMAG, INCORPORATED
1710 Automation Parkway
San Jose, California 95131

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting proxies for our 2006 Annual Meeting of Stockholders to be held on Wednesday, May 24, 2006. The Annual Meeting will begin at 10:00 a.m. Pacific Time at our headquarters, 1710 Automation Parkway, San Jose, California 95131. Stockholders who owned Komag, Incorporated (Komag) stock on March 29, 2006 will be entitled to notice of and to vote at the Annual Meeting.

We first mailed this Proxy Statement and accompanying proxy to our stockholders on or about April 20, 2006.

Voting

Your vote is important. As we describe in more detail below, if you were a holder of Komag stock on March 29, 2006, you may vote two ways:

•	by attending the meeting, or

•	by marking, signing, dating and mailing your proxy in the envelope provided.

On March 29, 2006, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 30,728,372 shares of common stock outstanding. Each stockholder is entitled to one vote for each share of common stock held by that stockholder.

With respect to Item No. 1 (the election of Class I directors), directors are elected by a plurality vote, and therefore the three individuals receiving the highest number of “FOR” votes will be elected. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

With respect to Item No. 3, such matter will be decided by the affirmative vote of a majority of the shares entitled to vote thereon. With respect to Item No. 2 and Item No. 4, and any other matters submitted for stockholder approval at this Annual Meeting, such matters will be decided by the affirmative vote of a majority of the shares present or represented and entitled to vote on each matter. Abstentions with respect to any matter other than the election of directors are treated as shares present or represented and have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any such matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

Revocability of Proxies

Any person giving a proxy has the power to revoke it at any time before its exercise. You may revoke your proxy by filing a notice of revocation or another signed proxy with a later date with our Secretary at our principal executive office, 1710 Automation Parkway, San Jose, California 95131. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

Komag will pay the entire cost of soliciting, including preparing, assembling, printing and mailing this Proxy Statement and any additional soliciting materials furnished to our stockholders. We will furnish copies of solicitation materials to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. In addition, we may reimburse those persons for their costs of forwarding the solicitation materials to the beneficial owners. Our directors, officers, employees or agents may also solicit proxies on our behalf. We will not pay any additional compensation to these individuals for any of those services. Except as described above, we do not presently intend to solicit proxies other than by mail.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding ownership of our common stock as of March 29, 2006 by each person known to us to be the beneficial owner of 5% or more of our common stock, based on information provided to us by the stockholders named below and Schedule 13(D), 13(F) or 13(G) filings with the Securities and Exchange Commission. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table below possesses sole voting and investment power with respect to all shares of common stock shown held by such person.

Name and Address of	Shares Beneficially Owned(1)
Beneficial Owner	Number		Percentage

Barclays Global Investors, NA	4,798,879	(2)	15.62%
Murray House 1 Royal Mint Court London, EC3N 4HH United Kingdom
FMR Corp.	1,998,316	(3)	6.50%
82 Devonshire Street Boston, MA 02109
Goldman Sachs Asset Management LP	1,978,964	(4)	6.44%
32 Old Slip, 18th Floor New York, NY 10005-3504
Citadel Limited Partnership	1,978,232	(5)	6.44%
131 South Dearborn Street, 32nd Floor Chicago, IL 60603
Federated Investors, Inc.	1,588,400	(6)	5.17%
Federated Investors Tower Pittsburgh, PA 15222-3779

(1)	The number of shares outstanding and percent of ownership is based on 30,728,372 shares of our common stock outstanding as of March 29, 2006.

(2)	As disclosed in the Schedule 13G filed by Barclays Global Investors, NA, and its affiliates, (i) Barclays Global Investors, NA holds sole dispositive power over 4,108,349 shares of our common stock and sole voting power over 3,767,330 shares of our common stock, and (ii) Barclays Global Fund Advisors holds sole dispositive power and sole voting power over 690,530 shares of our common stock.

(3)	As disclosed in the Schedule 13G filed by FMR Corp. and its affiliates, FMR Corp. holds sole dispositive power over 1,998,316 shares of our common stock and sole voting power over 1,001,041 shares of our common stock.

(4)	As disclosed in the Schedule 13G filed by Goldman Sachs Asset Management, L.P. and its affiliates, Goldman Sachs Asset Management, L.P. holds sole dispositive power over 1,978,964 shares of our common stock and sole voting power over 1,718,524 shares of our common stock.

(5)	As disclosed in the Schedule 13G filed by Citadel Limited Partnership and its affiliates, each of Citadel Limited Partnership, Citadel Investment Group, L.L.C., Kenneth Griffin, Citadel Wellington LLC, Citadel Kensington Global Strategies Fund Ltd., Citadel Equity Fund Ltd., Citadel Derivatives Group LLC, and Citadel Trading Group L.L.C., holds shared dispositive and shared voting power over the shares.

(6)	As disclosed in the Schedule 13G filed by Federated Investors, Inc., each of Federated Investors, Inc. and Voting Shares Irrevocable Trust holds sole dispositive power and sole voting power over the shares. Each of John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue also holds shared dispositive power and shared voting power over the shares.

STOCK OWNERSHIP BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The table below indicates the number of shares of our common stock beneficially owned as of March 29, 2006 by:

•	each of our named executive officers and one of our former executive officers as listed in the Summary Compensation Table below;

•	each of our directors; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table below possesses sole voting and investment power with respect to all shares of common stock shown held by such person. The number of shares of common stock outstanding used in calculating the percentage of each listed person below includes shares of common stock underlying options held by such person that are exercisable within 60 days of March 29, 2006, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 30,728,372 shares of common stock outstanding as of March 29, 2006.

Unless otherwise indicated, the principal address of each of the stockholders below is in care of Komag, Incorporated, 1710 Automation Parkway, San Jose, California 95131.

	Shares Beneficially Owned
Name	Number	Percentage

Thian Hoo Tan(1)	148,639	*
Michael A. Russak(2)	18,211	*
Ray L. Martin(3)	28,928	*
Kathleen A. Bayless(4)	12,389	*
Peter S. Norris(5)	29,443	*
Tsutomu T. Yamashita(6)	5,713	*
Paul A. Brahe(7)	3,252	*
Chris A. Eyre(8)	3,249	*
Richard A. Kashnow(9)	5,750	*
Kenneth R. Swimm(10)	18,145	*
David G. Takata(11)	9,645	*
Harry G. Van Wickle(12)	12,895	*
Dennis P. Wolf(13)	2,625	*
Michael Lee Workman(10)	18,145	*
Current executive officers and directors as a group (16 persons)(14)	315,185	1.02%

*	Less than one percent of our common stock outstanding as of March 29, 2006.

(1)	Includes 67,688 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

(2)	Includes 15,212 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

(3)	Includes 26,250 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

(4)	Includes 3,818 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

(5)	Includes 25,000 shares of unissued, restricted common stock held in our deferred compensation plan, all of which may be withdrawn at any time with a 10% penalty, and 2,745 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

(6)	Includes 3,570 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006. Mr. Yamashita ceased serving as one of our executive officers in October 2005.

(7)	Includes 1,252 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

(8)	Includes 1,249 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

(9)	Includes 3,750 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

(10)	Includes 16,145 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

(11)	Includes 7,645 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

(12)	Includes 9,895 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

(13)	Includes 625 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

(14)	Includes 173,806 shares of our common stock that may be acquired upon the exercise of stock options exercisable within 60 days of March 29, 2006.

CORPORATE GOVERNANCE MATTERS

Komag is committed to having sound corporate governance principles. Komag’s Corporate Governance Guidelines are available at www.komag.com/investors/corpgovernance.html.

Board Meetings and Committees

Our Board of Directors held six meetings in 2005. Each director is expected to attend each meeting of our Board of Directors and those Committees on which he serves. No director attended less than 75% of our Board of Directors and Committee meetings during 2005 held during the period for which such director was a director or member of a committee. Certain matters were approved by our Board of Directors or a Committee of our Board of Directors by unanimous written consent. Our Board of Directors currently has a standing Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Audit Committee, Compensation Committee and Nominating and Governance Committee each has a written charter that has been approved by our Board of Directors. The current Audit Committee Charter is attached as Appendix C. Each of our committee charters is also posted on our website at www.komag.com/investors/corp — governance.html. The Audit Committee, Compensation Committee and Nominating and Governance Committee are described as follows:

		Number of
Name of Committees		Meetings in
and Members	Functions of the Committees	2005

AUDIT Paul A. Brahe, Harry G. Van Wickle(1), and Dennis P. Wolf	• monitors and reviews corporate financial reporting and external audits; • provides our Board of Directors the results of its examinations and recommendations; • outlines to our Board of Directors improvements made, or to be made, in internal accounting controls; • appoints independent auditors; and • provides our Board of Directors with other information and materials necessary to make our Board of Directors aware of significant financial matters.	8
COMPENSATION Chris A. Eyre, Richard A. Kashnow(2), Kenneth R. Swimm, and Michael Lee Workman	• reviews and approves the compensation policies for employees, executive officers, directors and consultants; • administers the stock option plan; and • administers the employee stock purchase plan.	8
NOMINATING AND GOVERNANCE Richard A. Kashnow, Kenneth R. Swimm, and David G. Takata(3)	• reviews, solicits and makes recommendations to our Board of Directors and stockholders with respect to candidates for election to our Board and works with our Board in evaluation of potential successors to executive management positions; • develops corporate governance principles; and • oversees the evaluation of our Board of Directors.	4

(1)	Chairman of the Audit Committee

(2)	Chairman of the Compensation Committee

(3)	Chairman of the Nominating and Governance Committee

Audit Committee Financial Expert

Our Board of Directors of Komag has determined that Audit Committee member Dennis P. Wolf is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act.

Board Independence

Other than with respect to Thian Hoo Tan, our Chief Executive Officer and a director, our Board of Directors has determined that each of our current directors has no material relationship with Komag (either directly as a partner, stockholder or officer of an organization that has a relationship with Komag) and is independent within the meaning of Komag’s director independence standards, which reflect the Nasdaq Stock Market, Inc. director independence standards, as currently in effect and as they may be changed from time to time. Furthermore, our Board of Directors has determined that each of the members of each of the Committees of our Board of Directors has no material relationship with Komag (either directly as a partner, stockholder or officer of an organization that has a relationship with Komag) and is independent within the meaning of Komag’s director independence standards, which reflect the Nasdaq Stock Market, Inc. director independence standards.

Consideration of Director Nominees

Stockholder Nominees

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on our Board of Directors as described below under “Identifying and

Evaluating Nominees for Directors.” In evaluating such nominations, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board and to address the membership criteria set forth under “Director Qualifications.” Any stockholder nominations proposed for consideration by our Nominating and Governance Committee should include the nominee’s name, home and business contact information, detailed biographical data and information regarding any relationships between the candidate and Komag within the last three years and evidence of the nominating person’s ownership or beneficial ownership of Komag stock and amount of stock holdings. Stockholder nominations should be addressed to:

Corporate Secretary
Komag, Incorporated
1710 Automation Parkway
San Jose, California 95131

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual stockholders’ meeting by meeting the requirements set forth in the bylaws and the rules and regulations of the Securities and Exchange Commission.

Director Qualifications

The guidelines of our Nominating and Governance Committee set forth Board membership criteria that apply to Nominating and Governance Committee-recommended nominees for a position on our Board of Directors. Our Nominating and Governance Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. Our Nominating and Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Our Nominating and Governance Committee considers each individual candidate in the context of the current perceived needs of our Board of Directors as a whole. While our Nominating and Governance Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness, and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

Identifying and Evaluating Nominees for Directors

Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Our Nominating and Governance Committee regularly assesses the appropriate size of our Board of Directors, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, our Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of our Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of our Nominating and Governance Committee, and may be considered at any point during the year. As described above, our Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for our Board. Following verification of the stockholder status of persons proposing candidates, any recommendations are aggregated and considered by our Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for Komag’s annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our Nominating and Governance Committee. Our Nominating and Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board to meet the criteria set forth above in “Director Qualifications.”

Stockholder Communications with our Board of Directors

Stockholders of Komag may contact any of our directors by writing to them by mail or express mail in care of Komag, Incorporated, 1710 Automation Parkway, San Jose, California 95131. Any stockholder communications directed to our Board of Directors (other than concerns regarding questionable accounting or auditing matters directed to the Audit Committee) will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as the identity of the correspondent in Komag’s stockholder communications log. The Corporate Secretary will forward all such original stockholder communications to our Board of Directors for review.

Director Attendance at Annual Stockholders’ Meeting

Our Board of Directors has a policy that members of our Board of Directors are strongly encouraged to attend the Company’s annual meeting of stockholders. At the last annual meeting of stockholders held on May 11, 2005, seven of the then serving members of our Board of Directors attended.

Director Compensation

Non-employee members of our Board of Directors receive $6,000 per fiscal quarter, a $2,000 meeting fee for each board meeting attended, and $1,000 for each committee meeting attended, including telephonic meetings. In addition, the chairman of our Board of Directors receives a retainer fee of $100,000 per year (payable monthly at $8,333 per month), and the chairman of our Audit Committee receives an annual payment of $10,000. On May 11, 2005, we granted each of our non-employee directors a Restricted Stock Grant Award to purchase 6,000 shares of our common stock at a price of $0.01 per share, of which one-third will vest on each of May 11, 2006, May 11, 2007 and May 11, 2008. Directors are reimbursed for reasonable expenses related to attending board and committee meetings.

Code of Ethics for Officers and Board of Directors

Komag has adopted a Code of Ethics for our directors and officers (including our principal executive officer, principal financial officer and controller), known as our Standards of Business Conduct. A copy of our Standards of Business Conduct is available on our website at www.komag.com/investors/corpgovernance.html. We will post any amendments to, or waivers from, our Standards of Business Conduct at that location on our website.

ITEM NO. 1 — ELECTION OF CLASS I DIRECTORS

ELECTION OF DIRECTORS

General

We currently have nine members on our Board of Directors. Our Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s Annual Meeting of Stockholders.

Directors Chris A. Eyre, David G. Takata and Harry G. Van Wickle are the Class I directors whose terms will expire at the 2006 Annual Meeting of Stockholders to be held on May 24, 2006.

Directors Paul A. Brahe, Kenneth R. Swimm and Michael Lee Workman are the Class II directors whose terms will expire at our 2007 Annual Meeting of Stockholders, and directors Thian Hoo Tan, Richard A. Kashnow and Dennis P. Wolf are the Class III directors whose terms will expire at our 2008 Annual Meeting of Stockholders.

All of our directors, including the three Class I nominees, are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above. Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the three Class I nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that any nominee will be unable or will decline to serve as a director. Our Board of Directors recommends a vote “FOR” the election of each of the Class I nominees listed above.

Board of Directors and Nominees

The Class I nominees were recommended by members of our Nominating and Governance Committee, which recommendation was ratified by our Board of Directors. The names of the members of our Board of Directors, including the Class I nominees, their ages as of March 29, 2006 and certain information about them are set forth below.

Name	Age	Principal Occupation

Thian Hoo Tan	57	Chief Executive Officer of Komag, Incorporated
Richard A. Kashnow(2)(3)	64	Non-Executive Chairman of the Board of Directors of Komag, Incorporated
Paul A. Brahe(1)	36	Founder, Tiburon Research
Chris A. Eyre(2)*	59	Managing Director, Legacy Venture
Kenneth R. Swimm(2)(3)	71	Retired
David G. Takata(3)*	43	President and Chief Executive Officer, Engage Capital
Harry G. Van Wickle(1)*	58	Private Investor
Dennis P. Wolf(1)	53	Chief Financial Officer and Executive Vice President, MySQL, AB
Michael Lee Workman(2)	49	Chief Executive Officer, Pillar Data Systems

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Governance Committee

*	Denotes nominee for election at the 2006 Annual Meeting of Stockholders

Mr. Thian Hoo Tan has served as our Chief Executive Officer and a member of our Board of Directors since 1999, and Mr. Tan served as Chairman of our Board of Directors from June 2002 to August 2004. Mr. Tan joined our company in 1989, and started our first San Jose, California, manufacturing facility in 1989, our Penang operations in 1993, and our Sarawak operations in 1996. Mr. Tan returned to the United States and assumed the position of Senior Vice President, Worldwide Operations, from 1996 through his appointment to his present position of Chief Executive Officer in 1999. Before joining our company, Mr. Tan was Vice President of Operations at HMT. Mr. Tan holds B.S. and M.S. degrees in Physics from the University of Malaya in Kuala Lumpur.

Dr. Richard A. Kashnow has served as a member and the non-executive Chairman of our Board of Directors since August 2004. From 1995 to 1999, Dr. Kashnow served as the Chairman, Chief Executive Officer and President of Raychem, a public technology company specializing in electronic components and engineered materials. In 1999, Raychem was acquired by Tyco International, where Dr. Kashnow established its venture capital unit, Tyco Ventures, and served as its President until 2003. Prior to Raychem, Dr. Kashnow held technical and executive positions with General Electric and with Manville Corporation. Dr. Kashnow also served as a Captain in the U.S. Army from 1968 to 1970. He currently serves on the boards of directors of three other public companies: ActivIdentity Inc., a digital identity assurance software company for which he also serves as non-executive Chairman; Ariba Inc., a spend management software and services company, and ParkerVision, Inc., a wireless technology company. Dr. Kashnow holds a B.S. degree in physics from Worcester Polytechnic Institute and a Ph.D. degree in solid state physics from Tufts University.

Mr. Paul A. Brahe has served as a member of our Board of Directors since June 2002. Mr. Brahe has more than 20 years of experience in the technology and financial sectors. In 2001, Mr. Brahe founded Tiburon Research, a technology and institutionally based financial research organization, with which he is currently affiliated. He also is a founding partner of Newport Capital Asset Management Group, a domestic and off-shore hedge fund dealing with long-term investments in a variety of segments. From 2000 through 2001, and also from 1994 through 1998,

Mr. Brahe was a partner with Apodaca-Johnston Investment Group, where he helped manage mutual funds as well as several hedge funds. From 1998 through 2000, Mr. Brahe was the Director of Research for Preferred Capital Markets, a full service institutional, retail and online brokerage firm. Mr. Brahe holds a B.A. degree from Stanford University.

Mr. Chris A. Eyre has served as a member of our Board of Directors since September 1983. Mr. Eyre served as Chairman of our Board from October 2000 to January 2002. Since March 2001, he has been the Managing Director of Legacy Venture, a unique type of venture capital fund devoted to amplifying the size and effectiveness of philanthropy. Mr. Eyre has been a private investor for many years and from 1976 to 1987 served as a founding general partner of Merrill, Pickard, Anderson & Eyre, the pioneering venture capital firm that emerged from Bank of America. He has served on the boards of numerous public and private companies. He is now a board member of or advisor to several non-profit philanthropic organizations. Mr. Eyre holds a B.S. degree from Utah State University and an M.B.A. from Harvard Business School.

Mr. Kenneth R. Swimm has served as a member of our Board of Directors since June 2002. In 1997, Mr. Swimm retired after spending 35 years in the aerospace business, most recently as President of the Lockheed Martin Management and Data Systems Company. Mr. Swimm is a veteran in the business of national security and held key management positions with the U.S. Navy, the Nordem Division of United Aircraft, and General Electric’s Space Division and their Strategic Systems Department. Mr. Swimm has served on the Board of Directors for many companies, including Wam!net, the United Way, the Navy League, the Philadelphia Chamber of Commerce, AFCEA, the Security Affairs Support Association, the Philadelphia Museum of Art and the Philadelphia Opera Company. Mr. Swimm holds a B.A. degree in Liberal Arts and a B.S. degree in Electrical Engineering from Columbia College, and an M.S. degree in Electrical Engineering from the University of New Mexico.

Mr. David G. Takata has served as a member of our Board of Directors since June 2002. Mr. Takata is currently the President and Chief Executive Officer of Engage Capital, an independent investment firm. From 1999 through 2001, Mr. Takata served as the Senior Vice President of Equity Research, Technology Group of Gerard Klauer Mattison. From 1994 through 1999, Mr. Takata was Vice President of Equity Research, Technology of Gruntal & Company, a full service investment firm, and from 1986 to 1991, he was Manager of Computer Security for Hughes Aircraft Company. Mr. Takata holds a B.S. degree in Business Administration and Finance from California State University in Fresno.

Mr. Harry G. Van Wickle has served as a member of our Board of Directors since October 2000 when we merged with HMT. Mr. Van Wickle served as a member of HMT’s Board of Directors from May 1998 to October 2000. Mr. Van Wickle is the former President and Chief Executive Officer of Intarsia Corporation, an integrated electronic component design and manufacturing company. Mr. Van Wickle is a 30-year veteran in semiconductor and disk drive manufacturing. From 1974 to 1992, Mr. Van Wickle held management positions at Texas Instruments, Fairchild Semiconductor, AT&T and Micropolis Corporation. From 1992 and prior to joining Intarsia, he was a Vice President in Operations of Dastek, a former subsidiary of Komag; Vice President of Manufacturing at Cypress Semiconductor; and President of Alphatec Electronics Corporation. Mr. Van Wickle also serves on the board of directors of Vitria Technology, Inc., a software and consulting company, where he serves as the Chairman of the Board. Mr. Van Wickle holds a B.A. degree from Hobart College.

Mr. Dennis P. Wolf has served as a member of our Board of Directors since August 2004. Since September 2005, Mr. Wolf has served as the Chief Financial Officer and Executive Vice President of MySQL, AB, a database developer. From April 2005 to September 2005, Mr. Wolf served as the Managing Director and Chief Financial Officer of Hercules Technology Growth Capital, a provider of debt and equity growth capital to technology and life sciences companies. From January 2003 to April 2005, Mr. Wolf served as an executive officer at Omnicell, Inc., a medical technology company, where he served as the Executive Vice President of Operations, Engineering, Finance and Administration and Chief Financial Officer. From 2001 to 2003, Mr. Wolf was the Chief Financial Officer and Senior Vice President of Redback Networks Inc., a networking company. From 1998 to 2001, he served as Executive Vice President as well as co-President at Credence Systems Corporation, a provider of equipment solutions for the semiconductor industry, where he managed finance, administration, and operations. Mr. Wolf has previously held management positions at Sun Microsystems, Inc., a computer technology company, and Apple Computer, Inc., a computer technology company. Mr. Wolf also serves on the board of directors of

Vitria Technology, Inc., a software and consulting company, where he also serves as the chairman of the audit committee. Mr. Wolf holds a B.A. degree from the University of Colorado and an M.B.A. from the University of Denver.

Dr. Michael Lee Workman has served as a member of our Board of Directors since June 2002. Dr. Workman is currently the Chief Executive Officer and President of Pillar Data Systems, a post he has held since July 2001. Prior to joining Pillar, Dr. Workman was a Vice President of the Storage Systems Division of IBM. From 1993 to 1995, Dr. Workman served as Chief Technical Officer and Senior Vice President of Connor Peripherals. He has co-authored textbooks on digital control and magnetic recording, numerous publications, and holds 15 patents. Dr. Workman holds a Ph.D. degree and an M.S. degree in Electrical Engineering from Stanford University, and a B.S. degree in Electrical Engineering from U.C. Berkeley.

Recommendation of Board of Directors

Directors shall be elected by a plurality vote. The three Class I nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors for a term of three years and until their successors are duly elected and qualified. Votes against, abstentions and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL TO ELECT THE CLASS I DIRECTORS.

ITEM NO. 2 — APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES
RESERVED FOR ISSUANCE UNDER OUR 2002 QUALIFIED STOCK PLAN

Introduction

We are asking stockholders to approve our Amended and Restated 2002 Qualified Stock Plan, as amended (the “Plan”), to increase the number of shares of our common stock reserved for issuance under the Plan by 5,000,000 shares, from 4,242,054 shares to 9,242,054 shares, and make certain other changes. Our Board of Directors (the “Board”) approved this amendment of the Plan in March 2006, subject to approval from the stockholders at the Annual Meeting. Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

In addition to increasing the share reserve under the Plan, we are clarifying that we can grant awards of restricted stock units under the Plan. The Plan currently allows for the grant of stock options, restricted stock (through awards of restricted stock), stock appreciation rights, performance shares and performance units. While we believe that awards of restricted stock units can currently be made under the Plan through the grant of other types of awards already permitted under the Plan, we want to avoid any confusion regarding the types of awards that we may grant thereunder.

The Board believes that long-term incentive compensation programs align the interests of management, employees and the stockholders to create long-term stockholder value. The Board believes that plans such as the Plan increase our ability to achieve this objective, especially, in the case of the Plan, by allowing for several different forms of long-term incentive awards, which the Board believes will help us to recruit, reward, motivate and retain talented personnel. The recent changes in the equity compensation accounting rules, which became effective for us on January 2, 2006, also make it important for us to have greater flexibility under our equity incentive plan. As the new equity compensation accounting rules come into effect for all companies, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options.

We strongly believe that the approval of the Plan is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the Plan are vital to our ability to attract, retain, and motivate outstanding and highly skilled individuals to further the Company’s goals. We will also be able to continue to receive a federal income tax deduction for certain compensation paid under the Plan.

Summary of the Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

Background and Purpose of the Plan

The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) restricted stock (through awards of stock purchase rights), (3) stock appreciation rights, (4) restricted stock units, (5) performance shares, and (6) performance units (individually, each an “Award”). The Plan is intended to help the Company attract and retain the best available personnel for positions of substantial responsibility, provide additional incentives to employees, directors and consultants, and promote the success of the Company.

Administration of the Plan

The Board or a committee of the Board (the “Administrator”) administers the Plan. Members of any such committee generally must qualify as “outside directors” under Section 162(m) of the Internal Revenue Code, or the Code, so that the Company is entitled to receive a federal tax deduction for certain compensation paid under the Plan, and members must meet such other requirements as are established by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3. (For the plan to qualify for exemption under Rule 16b-3, members of the Committee must be “non-employee directors.”) Notwithstanding the foregoing, the Board also may appoint one or more separate committees (whose members do not have to meet the previously discussed qualifications) to administer the Plan with respect to employees who are not officers or directors of the Company.

Subject to the terms of the Plan, the Administrator has the sole discretion to select the employees, directors and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards.

A total of 4,242,054 shares of our common stock (“Shares”) have been reserved for issuance under the Plan. As of March 29, 2006, 129,056 Shares were available for future issuance under the Plan. If stockholders approve this Item No. 2, the Plan will increase the number of shares of our common stock available for issuance under the Plan by 5,000,000 shares. Shares that return to the Plan as a result of termination, expiration or forfeiture will be available for issuance under the Plan.

If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the Plan. Also, if the exercise or purchase price of an Award is paid through the tender of Shares, or if Shares are withheld to satisfy a withholding obligation with respect to an Award, the number of Shares available for issuance under the Plan shall only be reduced by the net number of Shares issued. If we experience a stock dividend, reorganization or other change in our capital structure, the Administrator will proportionally adjust the number of Shares available for issuance under the Plan, the outstanding Awards, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Administrator selects the employees, directors, and consultants who will be granted Awards under the Plan. The actual number of individuals who will receive an Award under the Plan cannot be determined in advance because the Administrator has the discretion to select the participants.

Stock Options

A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, the Administrator may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). The Administrator will determine the number of Shares covered by each option, but during any fiscal year of the Company, no participant may be granted options covering more than 1,500,000 Shares. Notwithstanding the 1,500,000 Share limit, a participant may be granted options covering an additional 1,500,000 Shares in connection with his or her initial service.

The exercise price of the Shares subject to each option is set by the Administrator but cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by incentive stock options or nonstatutory options intended to qualify as “performance based” under Section 162(m) of the Code. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000.

An option granted under the Plan generally cannot be exercised until it vests. Options become exercisable at the times and on the terms established by the Administrator. The Administrator also determines when options expire, subject to the limitation that the term of an option may be no more than 10 years from the grant date (and, in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, no more than 5 years).

The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The exercise price may be paid in any form as determined by the Administrator, including, but not limited to, cash, check, promissory note, surrender of shares that meet conditions established by the Administrator to avoid adverse accounting consequences, and consideration received through a cashless exercise program.

Options cannot be repriced, bought out nor exchanged for another Award, without first obtaining stockholder approval.

Stock Purchase Rights

Awards of stock purchase rights (also referred to as restricted stock) are Shares that are generally issued to a participant subject to a Company repurchase or forfeiture right, that vest in accordance with the terms and conditions established by the Administrator. Shares of restricted stock are generally held in escrow by the Company until the shares vest. The Administrator will determine the purchase price to be paid for the Shares, the number of Shares subject to an award of stock purchase rights, and any other terms and conditions of the Award (including vesting schedule); provided however, that no participant may be granted awards of stock purchase rights covering more than 500,000 Shares in any one fiscal year of the Company.

Stock Appreciation Rights

Stock appreciation rights are awards that grant the participant the right to receive an amount equal to (1) the number of shares exercised, multiplied by (2) the amount by which the fair market value of the Company’s common stock on the date of exercise exceeds the exercise price. No participant may be granted stock appreciation rights covering more than 1,500,000 shares in any fiscal year of the Company, except that a participant may receive stock appreciation rights covering an additional 1,500,000 shares in connection with his or her initial employment.

The Administrator determines the terms and conditions of stock appreciation rights, including the exercise price and when the stock appreciation right expires, subject to the limitation that no stock appreciation right may have a term of more than 10 years.

Stock appreciation rights cannot be repriced, bought out or exchanged for another Award, without stockholder consent.

Restricted Stock Units

Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company.

The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 500,000 restricted stock units.

Performance Units and Performance Shares

Performance units and performance shares are Awards that result in a payment to a participant if performance objectives are achieved or the Awards otherwise vest. The Administrator determines the terms and conditions of awards of performance units and performance shares, including the applicable performance objectives (which may be solely service-based). Each performance unit and performance share generally has an initial value equal to the fair market value of one Share on the date of grant. The Administrator will determine the number of performance units and performance shares granted to any participant; provided, however, that during any fiscal year of the Company, no participant may be granted performance units with an initial value greater than $5,000,000 or be granted more than 500,000 performance shares.

Performance Goals

Under Section 162(m) of the Code, the annual compensation paid to our Chief Executive Officer and to each of our other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of awards that any individual may receive, and for awards other than options and stock appreciation rights with an exercise price equal to the fair market value of the underlying stock on the date of grant, establishing performance criteria that must be met before the award actually will vest or be paid.

We have designed the Plan so that it permits us to pay compensation that qualifies as performance-based under Section 162(m) of the Code. The Administrator (in its discretion) may make performance goals applicable to a participant with respect to an award. At the Administrator’s discretion, one or more of the following performance goals may apply: cash flow, customer satisfaction, earnings, gross margin, market price of stock, market share, net income, operating income, operating margin, return on capital, return on equity, return on net assets, revenue and sales. Any criteria used may be measured, as applicable, in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of the Company as a whole or any segment of the Company, and on a pre-tax or after-tax basis.

Deferred Stock Units

Awards of stock purchase rights, restricted stock units, performance shares and performance units may be paid-out in installments or on a deferred basis, as determined by the Administrator. In the event the Administrator decides to permit deferral, the Administrator shall establish rules and procedures governing how a participant may elect to defer payout.

Change of Control

In the event of a merger or “change in control” of the Company, the successor corporation will either assume or provide a substitute award for each outstanding Award. In the event the successor corporation refuses to assume or provide a substitute award, the Award immediately will vest and become exercisable (if applicable) as to all of the Shares (or cash) subject to the Award. In addition, if an option or stock appreciation right is not assumed or substituted for, the Administrator will provide at least 15 days’ notice and the Award will terminate upon the expiration of such notice period.

Certain officers of the Company may be granted limited stock appreciation rights in connection with their options. Upon a “hostile take-over,” each outstanding option with a limited stock appreciation right that has been in effect for at least six months automatically shall be cancelled and the stock appreciation right automatically shall be exercised. The shares subject to such cancelled options shall not be available for future issuance in the event that Plan is assumed and continued in connection with the hostile take-over.

Awards to be Granted to Certain Individuals and Groups

The number of Awards that an eligible participant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Our directors and executive officers have an interest in this proposal because they are eligible to receive discretionary Awards under the Plan. To date, only stock options and restricted stock have been granted under the Plan. The following table sets forth (a) the aggregate number of Shares subject to options granted under the Plan to the persons listed below during the last fiscal year, (b) the average per Share exercise price of such options, (c) the aggregate number of Shares of restricted stock granted under the Plan to the persons listed below during the last fiscal year, and (d) the dollar value of such Shares of restricted stock based on $49.10 per Share, the last reported trade price for Shares on March 29, 2006.

				Dollar Value of
	Number of	Average per	Number of Shares	Shares of
	Options	Share Exercise	of Restricted	Restricted Stock
Name of Individual or Group	Granted	Price	Stock Granted	Granted

Thian Hoo Tan	—	—	90,000	$4,419,000
Michael A. Russak	—	—	14,000	$687,400
Ray L. Martin	—	—	12,500	$613,750
Kathleen A. Bayless	—	—	12,000	$589,200
Peter S. Norris	—	—	8,000	$392,800
Tsutomu T. Yamashita	—	—	10,000	$491,000
All current executive officers, as a group	—	—	213,500	$10,482,850
All current directors who are not executive officers, as a group	—	—	48,000	$2,356,800
All employees who are not executive officers, as a group	53,436	$20.34	373,785	$18,352,844

Limited Transferability of Awards

Awards granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options

A participant does not recognize taxable income upon grant of a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise, the participant recognizes ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any taxable income recognized by an employee in connection with an option exercise is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the Shares is capital gain or loss.

Incentive Stock Options

A participant does not recognize taxable income upon the grant or exercise of an incentive stock option (except for purposes of the alternative minimum tax, in which case taxation upon exercise is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price is taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally recognizes ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any further gain or loss is capital gain or loss.

Stock Appreciation Rights

A participant does not recognize taxable income upon grant of a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant. Upon exercise, the participant recognizes ordinary income in an amount equal to the amount of cash and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Stock Purchase Rights (i.e., Restricted Stock), Restricted Stock Units, Performance Units and Performance Shares

A participant does not recognize taxable income upon grant of restricted stock, restricted stock units, performance units or performance shares. Instead, he or she recognizes ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares or cash received minus any amount paid for the Shares. (If payout of an Award is deferred, a participant will not have taxable income until the Award is paid-out.) For restricted stock (that was acquired pursuant to a stock purchase right) only, a participant instead may elect to be taxed at the time of grant.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an Award in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). As discussed above, Section 162(m) of the Code limits the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. However, the Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting the Company to receive a federal income tax deduction in connection with such Awards.

Section 409A

Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements on an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Also, Section 409A generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Certain awards under the Plan are subject to the requirements of Section 409A in form and in operation. For example, the following types of awards will be subject to Section 409A: nonstatutory stock options and stock appreciation rights granted with an exercise price less than fair market value on the date of grant, deferred stock awards and other awards that provide for deferred compensation.

If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. The Internal Revenue Service has not issued final regulations under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the Plan) are not entirely clear.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Amendment and Termination of the Plan

Our Board generally may amend or terminate the Plan at any time and for any reason. Amendments will be contingent on stockholder approval if required by applicable law, stock exchange listing requirements, or if so promised by our Board. By its terms, the Plan automatically terminates in 2012.

Summary

We believe strongly that the approval of the Plan is essential to our continued success. Our employees are our most important asset. Awards such as those provided under the Plan constitute an important incentive for key employees and other service providers of the Company and help us to attract, retain, and motivate people whose skills and performance are critical to our success. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors. The increase in the reserve of common stock available under the Plan will enable us to grant such awards to executives, other eligible employees and our non-employee directors, and thereby provide them with the opportunity to acquire shares of our common stock.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2002 QUALIFIED STOCK PLAN.

ITEM NO. 3 — APPROVAL OF AN INCREASE IN THE NUMBER OF OUR AUTHORIZED
SHARES OF COMMON STOCK UNDER OUR CERTIFICATE OF INCORPORATION

Introduction

We are asking stockholders to approve a Certificate of Amendment (“Certificate of Amendment”) to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), to increase the number of authorized shares of our common stock that we are authorized to issue by 70,000,000 shares, from 50,000,000 shares to 120,000,000 shares.

Our Board of Directors approved the Certificate of Amendment to our Certificate of Incorporation in January and March 2006, subject to approval from the stockholders at the Annual Meeting. Approval of the Certificate of Amendment requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock entitled to vote at the Annual Meeting. We strongly believe that the approval of the Certificate of Amendment is essential to our continued success. The text of the Certificate of Amendment is attached to this Proxy Statement as Appendix B.

Purpose and Effect of the Increase in the Authorized Shares of Our Common Stock

If approved by our stockholders, the Certificate of Amendment will become effective upon the filing of the certificate with the Delaware Secretary of State. The Certificate of Amendment would increase the number of shares of our common stock available for issuance, but would have no effect upon the terms of the common stock or rights of holders of the common stock. As of March 29, 2006, the Company had 30,728,372 shares of common stock outstanding and approximately 3,759,028 shares committed for future issuance upon the exercise of outstanding stock options, warrants and convertible securities. Based on the foregoing information, the Company currently has a limited number of shares remaining for other purposes.

Our Board of Directors believes that it is in the best interest of Komag and our stockholders to have additional shares of common stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking stockholder approval (unless required by law or any applicable then existing listing requirements). Although we do not have any current plans to take any action to issue any material amount of shares of our common stock (other than upon the exercise of outstanding options, warrants, convertible notes and other convertible securities), additional shares may be (i) sold and issued in a public or private offering that would be used to provide us with capital necessary to further develop our core businesses or to pursue strategic opportunities, (ii) used as currency to complete acquisitions, (iii) used for issuance in connection with our stock option plans, and (iv) used to pursue joint ventures, stock splits, stock dividends or other corporate purposes that may be identified in the future by our Board of Directors. In any such event, the ability of our Board of Directors to take appropriate action without delay would be severely hampered unless the number of our authorized but unissued shares of common stock is adequate to meet our needs. If the Certificate of Amendment is adopted by our stockholders, our Board of Directors will have authority to issue shares of common stock in most cases without the necessity of further stockholder action.

Although the increase in the authorized number of our shares of common stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional shares of common stock, while providing desired flexibility in connection with possible financings, acquisitions and other corporate purposes, could affect our stockholders in a number of respects, including by diluting the voting power of the current holders of our common stock, and by diluting the earnings per share and book value per share of outstanding shares of our common stock at such time. In addition, the issuance of additional shares could adversely affect the market price of our common stock.

Potential Anti-Takeover Effects of the Increase in Authorized Common Stock

We have no present intention to use the increased authorized common stock for anti-takeover purposes, nor is this proposal being made in response to any effort by any person or group to accumulate our stock or to obtain control of Komag by any means. The proposed increased authorized common stock is not intended to have any anti-takeover effect. The issuance of additional shares of common stock, however, would increase the number of shares necessary to acquire control of our Board of Directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving Komag. The issuance of additional shares unrelated to any takeover attempt could also have these effects.

Summary

The Certificate of Amendment will effect a change in the number of authorized shares of our common stock. However, the Certificate of Amendment will not result in any change in our business, assets, liabilities or net worth (other than as a result of the costs incident to the Certificate of Amendment, which are immaterial). Upon the effective date of the Certificate of Amendment, the number of authorized shares of our common stock will increase from 50,000,000 shares to 120,000,000 shares.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF OUR AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 120,000,000 SHARES.

ITEM NO. 4 — RATIFICATION OF INDEPENDENT AUDITORS

Our Board of Directors has selected KPMG LLP as our independent auditors for the fiscal year ending December 31, 2006. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of KPMG LLP.

In the event the stockholders fail to ratify the appointment, our Board of Directors will reconsider its selection. Even if the selection is ratified, our Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our Board feels that such a change would be in the best interests of our company and our stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the ratification of the selection of KPMG LLP.

KPMG LLP has audited our financial statements since 2001. Representatives of the firm, who are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

KPMG LLP

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for the fiscal years ended January 1, 2006 and January 2, 2005, and fees for other services rendered by KPMG LLP.

	2005	2004

Audit fees(1)	$850,000	$1,042,500
Audit related fees	$3,500	$3,500
Tax fees(2)	$43,000	$24,825
All other fees	$—	—

(1)	Audit fees are for the audit and quarterly reviews, registration statement filings and statutory audits in foreign jurisdictions. The audit fees for each fiscal year include fees related to the audit of the management’s assessment that Komag maintained effective control over financial reporting and that effective control over financial reporting was maintained as the fiscal year then ended.

(2)	Tax fees are for services relating to our property tax assessments.

Our 2005 Audit Committee considered and believed that the services to our company provided by KPMG LLP were compatible with maintaining their independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. During our 2005 fiscal year, all of the services provided by KPMG LLP were approved by the Audit Committee in accordance with this policy.

Recommendation of the Board of Directors

We are seeking the affirmative vote of a majority of the issued and outstanding shares present or represented and entitled to vote at the Annual Meeting for the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2006.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL FOR THE RATIFICATION AND SELECTION OF KPMG LLP AS KOMAG’S INDEPENDENT AUDITORS.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of January 1, 2006, including our 2002 Amended and Restated 2002 Qualified Stock Plan.

(c)
Number of Securities
	(a)	(b)	Remaining Available for
	Number of Securities to be	Weighted Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column(a))

Equity compensation plans approved by security holders	898,686	$12.99	567,476
Equity compensation plans not approved by security holders	—	—	—
Total	898,686	$12.99	567,476

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Employment and Change of Control Agreements

In 2005, we entered into employment agreements with each of the following of our executive officers: Kathleen A. Bayless, William Hammack, Paul Judy, Ray L. Martin, Peter S. Norris, Michael A. Russak and Thian Hoo Tan. These agreements provide for base salary compensation, a twenty-four month term of employment after the effective date of such agreements, benefits and certain other severance benefits described below. The agreements also include a non-solicitation clause prohibiting for a period of twelve months following termination of employment, the inducement or encouragement of any employee or customer of the company to terminate his or her employment with the company or customer relationship to the company.

Compensation Upon Involuntary Termination

The employment agreements provide that if an executive officer’s employment terminates other than voluntarily or for cause prior to a change of control or more than six months after a change of control of the company, and the executive officer signs and does not revoke a standard release of claims with the company, the chief executive officer will receive a severance amount equal to twenty-four months of base salary and the other executive officers will receive a severance amount equal to twelve months of base salary, as applicable. Such severance payments are to be paid over the applicable twenty-four or twelve month period following termination (the “Severance Period”).

Also, any outstanding and unvested non-qualified stock options and any restricted stock previously granted to executive will immediately vest and become exercisable as to the number of shares that would have vested had executive remained employed by the company through the end of the Severance Period.

Compensation Upon Change of Control

In addition, the employment agreements provide the same severance payments referred to in the preceding paragraphs (plus any expected bonus payments to be made during the year in which termination occurs) to be made if any of such executive officer is terminated without cause within six months of a change of control. The severance amount is to be paid in a single lump sum within 30 days of termination. Following a change of control, an executive officer shall be considered terminated without cause if the executive officer is not provided with an offer of comparable employment with the company or successor entity following the change of control with comparable duties, position and responsibilities in effect immediately prior to the change of control.

Also, on the date of termination, all stock options and restricted stock awards previously granted to executive will become immediately and fully vested and exercisable by executive.

Agreements Related to Proposed Retirement of Our Chief Executive Officer

As we have previously announced, Mr. T.H. Tan, our Chief Executive Officer and a member of our Board of Directors, plans to retire as an officer and director of the company late in 2006. In February 2006, in connection with Mr. Tan’s planned retirement, we entered into certain agreements with Mr. Tan.

Under the Stock Options and Restricted Stock Awards agreements signed with Mr. Tan, upon the first business date which a successor chief executive officer commences employment with the company, (i) each stock option held by Mr. Tan will immediately vest as to 100% of the then unvested shares subject to such options, and (ii) each restricted stock award held by Mr. Tan will immediately vest as to 40% of the then unvested shares subject to such awards, and thereafter the remaining unvested shares subject to such awards will vest in full on the later of three (3) months thereafter or January 2, 2007, subject to Mr. Tan continuing to provide services to the company through such dates. As of February 15, 2006, Mr. Tan held stock options with an aggregate of 44,531 unvested shares, and restricted stock awards with an aggregate of 59,999 unvested shares. In addition, on February 15, 2006, we granted Mr. Tan a new restricted stock award under our stock plan for 35,000 shares of common stock. This restricted stock award will be subject to the same three-year vesting period and accelerated vesting terms as Mr. Tan’s outstanding amended restricted stock awards.

In addition, we also agreed to engage Mr. Tan to provide the company with consulting and advisory services effective on the first day after a successor chief executive officer commences employment with the company and continuing through the later of (i) three (3) months after commencement of the consulting term, or (ii) January 2, 2007. Mr. Tan would be paid a monthly retainer of $10,000 per month for four days of consulting service per month, with any additional days of consulting service provided by Mr. Tan to the company to be payable at a rate of $2,500 per day. We also agreed to pay Mr. Tan a bonus for the 2006 fiscal year under our Target Incentive Plan.

Summary Compensation Table

The following table sets forth the compensation earned by our Chief Executive Officer and each of our four most highly compensated executive officers whose base salary and bonus for the 2005 fiscal year was in excess of $100,000, and one of our former executive officers for whom disclosure would have been required hereunder, for services rendered in all capacities to us and our subsidiaries for the 2005, 2004 and 2003 fiscal years.

	Annual Compensation			Long-Term Compensation
				Stock	Restricted
Name and Principal				Options	Stock	All Other
Position	Year	Salary	Bonus	Granted	Awards	Compensation
		($)	($)(1)	(# of Shares)	($)(2)	($)(3)

Thian Hoo Tan	2005	545,856	1,200,202	—	90,000	5,250
Chief Executive Officer	2004	506,120	355,625	37,500	—	5,125
	2003	465,577	726,300	150,000	—	5,000
Michael A. Russak	2005	389,109	404,109	—	14,000	5,250
Executive Vice President and	2004	384,738	180,827	12,500	—	5,125
Chief Technical Officer	2003	354,309	283,447	50,000	—	5,000
Ray L. Martin	2005	342,577	357,173	—	12,500	7,957	(4)
Executive Vice President,	2004	337,413	158,584	10,000	—	6,344	(4)
Customer Sales and Service	2003	309,231	278,308	40,000	—	6,464	(4)
Kathleen A. Bayless	2005	289,546	277,797	—	12,000	5,250
Senior Vice President,	2004	264,769	114,486	6,250	—	5,125
Chief Financial Officer and	2003	234,892	234,892	25,000	—	5,000
Secretary
Peter S. Norris	2005	189,590	234,816	—	8,000	5,250
Executive Vice President,	2004	186,673	96,510	6,250	—	5,125
Strategic Business	2003	128,846	161,058	25,000	—	4,274
Development
Tsutomu T. Yamashita(5)	2005	288,894	291,492	—	10,000	5,250
Senior Vice President,	2004	281,178	116,295	6,250	—	5,125
Process Development	2003	257,692	257,692	25,000	—	5,000

(1)	Bonuses earned in 2005 and 2004 were paid under our Discretionary Bonus Plan and Target Incentive Plan, and bonuses earned in 2003 were paid under our Target Incentive Plan.

(2)	One-third of the restricted shares vested on February 15, 2006, and an additional one-third of the restricted shares will vest on each of February 15, 2007 and February 15, 2008, subject to the employee continuing to be a service provider of the company through such dates.

(3)	Includes the matching contributions made by us on behalf of each named executive officer to the Section 401(k) Savings Program.

(4)	Includes $2,707 paid by us on behalf of Mr. Martin in connection with his personal use of an automobile in 2005, $1,219 in 2004 and $1,464 in 2003.

(5)	Mr. Yamashita ceased serving as one of our executive officers in October 2005.

Option Grants in Last Fiscal Year

We did not grant any stock options or stock appreciation rights to any of our named executive officers during the 2005 fiscal year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises in fiscal year 2005 and option holdings as of January 1, 2006 with respect to each of the named executive officers below. No stock appreciation rights were outstanding at the end of that year.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares Acquired on Exercise		Options at		In-the-Money Options at
	Shares	Value	Fiscal Year-End (#)		Fiscal Year-End ($)(1)
Name	Acquired (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Thian Hoo Tan	32,000	529,446	83,156	52,344	1,875,979.42	1,144,535.58
Michael A. Russak	19,300	386,036	14,403	17,447	309,200.41	381,443.27
Ray L. Martin	15,000	336,791	21,041	13,959	467,955.19	305,132.81
Kathleen A. Bayless	17,318	370,756	5,209	8,723	123,880.08	189,808.59
Peter S. Norris	19,910	331,126	2,617	8,723	62,185.66	189,808.59
Tsutomu T. Yamashita	17,380	240,749	1,547	8,723	34,884.42	189,808.59

(1)	The value of underlying securities is based on the $34.66 per share closing price of Komag’s common stock on January 1, 2006 (the last trading day during the last fiscal year), minus the aggregate exercise price.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the Securities and Exchange Commission regarding ownership of, and transactions in, our securities. Such officers, directors and 10% stockholders are also required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during fiscal year 2005.

Certain Relationships and Related Transactions

As previously announced by the company, Mr. T.H. Tan, our Chief Executive Officer, plans to retire as an officer and director of the company late in 2006. In February 2006, in connection with Mr. Tan’s planned retirement, the company entered into certain agreements with Mr. Tan. See “Executive Compensation and Related Information — Agreements Related to Proposed Retirement of Our Chief Executive Officer” beginning on page 20 for more information about the terms of Mr. Tan’s retirement related agreements.

Other Business

Our Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, or SEC, this report of the audit committee of our board of directors shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for the general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants for our fiscal year 2005, KPMG LLP, are responsible for expressing an opinion on the conformity of our fiscal year 2005 financial statements with accounting principles generally accepted in the United States of America. Further, KPMG LLP was responsible for the audit of management’s assessment that the Company maintained effective control over financial reporting and that effective control over financial reporting was maintained as of January 1, 2006. In this context, the Audit Committee reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with our management, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and our independent accountants to help give the Audit Committee comfort in connection with its review.

2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), as modified or supplemented.

3. The Audit Committee has received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with our independent accountants the independent accountants’ independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors, and our Board of Directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2006. Such Form 10-K was filed with the Securities and Exchange Commission on March 7, 2006.

Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on our website at www.komag.com/investors/corpgovernance.html. Each of the members of the Audit Committee is independent as defined under the current applicable stock exchange listing standards.

Audit Committee

Paul A. Brahe
Harry G. Van Wickle
Dennis P. Wolf

REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

Compensation Committee Interlocks and Insider Participation

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, or SEC, this board compensation committee report on executive compensation shall not be deemed “filed” with the SEC or “soliciting material” under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

The Compensation Committee is accountable for the approval of cash compensation programs that fairly compensate key executives and employees and that relate the pay levels of officers to the performance of our company. The Compensation Committee is also responsible for all equity compensation grants to our executive officers.

None of our executive officers served on the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or the Compensation Committee.

Objectives of Our Executive Compensation Plan

Our executive compensation is based on the premise that the executive officers are responsible for achievement of our goals and objectives and are rewarded when achievement of these goals results in successful financial performance. The Compensation Committee intends to control fixed salary costs, to provide a high degree of leverage in officers’ pay based on our actual performance, to allow flexibility to respond to specific individual issues such as retention, and to balance cost to stockholders against providing appropriate incentives for value creation. To structure the actual annual compensation plans, the Compensation Committee relies on research performed by an independent compensation consulting firm, and advice from our human resources department. For comparison purposes, we have identified a group of high-performing companies, or peer companies both within and outside our industry. We compete with the peer companies for the hiring and retention of key executives and accordingly compare our executive compensation practices to these companies. Each peer company shares with us at least one attribute, such as high technology, location or size. These comparisons also include the relative financial performance of our company and the peer companies. Since executive search and retention is not necessarily industry specific, we make no attempt to correlate the list of peer companies with the companies in the Nasdaq Computer Manufacturers Index, which is our industry index in the “Stock Performance Graph.”

The total compensation plan developed for each officer includes base salary, incentive bonus, stock options and stock purchase rights (also referred to as restricted stock). Executive officers are also eligible to defer salary under our 401(k) Plan. Average base salary is targeted at the 50th percentile of base salaries for executives with similar positions among the peer companies. The Compensation Committee considers this level of base salary sufficient, in the context of the total compensation package, to attract and retain executives of the caliber required to manage a company that employs leading edge technology in a fiercely competitive, rapidly changing industry, while controlling this fixed component of compensation in the event of poor business conditions or company performance. On an individual basis, the base salaries of our executive officers range from the 40th percentile to the 75th percentile. Variation from the targeted range is due to individual qualifications, including performance, specific technical knowledge, experience and/or total targeted cash compensation as judged by the Compensation Committee.

To complement base salary, the Compensation Committee administers the Target Incentive Plan and the Discretionary Bonus Plan for which executive officers and certain other designated employees are eligible for cash bonus awards. The incentive plan is designed to provide substantial cash bonus awards for exceeding financial performance targets and little or no payout when we perform poorly, and the discretionary bonus plan is designed to provide employees with additional cash incentive and retention awards at the discretion of the Compensation Committee based on the performance of the Company during any given year. Under the incentive plan, we currently provide a pool of funds available for cash bonus payments based on our actual operating performance as compared to the annual operating plan approved by our Board of Directors in the first quarter of each fiscal year. The

Compensation Committee allocates this pool to eligible employees based on their target at plan expressed as a percentage of their respective base salaries.

Total payments to officers under our 2005 Target Incentive Plan and Discretionary Bonus Plan were approximately 2% of the company’s 2005 operating income. The percentage payouts were determined based upon the level of operating income achieved as well as performance against individual goals.

Total payments to officers under our 2006 Target Incentive Plan are expected to approximate 2% of the company’s 2006 operating income should the company achieve its 100% target operating goals. The range of bonus payment opportunities upon achieving 100% of our annual financial plan as well as individual performance goals is up to 80% of the base salary for our Chief Executive Officer and up to 40% to 50% of our other officers’ base salaries.

In addition to cash compensation, our executive compensation plan includes stock options and stock purchase rights (through which we grant restricted stock) that are designed to align the interests of the executive officers with those of stockholders, providing each officer with a significant incentive to manage our company from the long-term perspective of an owner with an equity stake in the business. The Amended and Restated 2002 Qualified Stock Plan encourages long-term retention and provides rewards to executives and other eligible employees commensurate with growth in stockholder value. The Compensation Committee had the sole responsibility for making option and stock grants to our executive officers during 2005. The Compensation Committee also approved the guidelines for option and stock grants made to other key employees during that fiscal year.

The Compensation Committee has established guidelines for the number of options and stock purchase rights to be granted to each level of executive officer, non-executive management and key individual contributor based on analysis of competitive data and internal estimates of the number of options and stock grants necessary to attract and retain these employees. These guidelines were used to determine the range of options and stock grants to be granted to each employee through our annual grant program. The Compensation Committee applied its judgment of individual performance when making specific grants to each executive officer.

Compensation of the Chief Executive Officer

The base salary of Thian Hoo Tan, our Chief Executive Officer, for 2005 was at approximately the 50th percentile of salaries paid to executives in comparable positions at the peer companies we reviewed, in accordance with the Compensation Committee’s target. As a result of the Company’s performance in 2005, Mr. Tan also received $1,200,202 in bonus compensation under our 2005 Target Incentive Plan and Discretionary Bonus Plan. We granted Mr. Tan 90,000 restricted shares of our common stock in 2005.

Mr. Tan is party to a 2005 employment agreement with the company. The agreement sets forth Mr. Tan’s base salary, a twenty-four month term of employment, benefits and certain severance benefits. See “Executive Compensation and Related Information — Employment and Change of Control Agreements” beginning on page 19 for more information about the terms of his agreement.

As previously announced by the company, Mr. Tan plans to retire as an officer and director of the company late in 2006. In February 2006, in connection with Mr. Tan’s planned retirement, the company entered into certain agreements with Mr. Tan. See “Executive Compensation and Related Information — Agreements Related to Proposed Retirement of Our Chief Executive Officer” beginning on page 20 for more information about the terms of Mr. Tan’s retirement related agreements.

Compensation Committee

Chris A. Eyre
Richard A. Kashnow
Kenneth R. Swimm
Michael Lee Workman

STOCK PRICE PERFORMANCE GRAPHS

Stock Performance Graph Since September 27, 2002

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index. The graph assumes that $100 was invested in our common stock on September 27, 2002 (the first fiscal quarter end date our shares began trading after our reorganization on June 30, 2002) and in the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index, including reinvestment of dividends (although dividends have not been declared on our common stock). Historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF THE CUMULATIVE TOTAL RETURN FROM 9/2002 TO 12/2005
OF KOMAG, INCORPORATED, THE NASDAQ STOCK MARKET (US COMPANIES)
INDEX, AND THE NASDAQ COMPUTER MANUFACTURERS INDEX

Stock Performance Graph Prior to June 30, 2002

Komag reorganized on June 30, 2002. As a result, stock prices, financial statements, as well as the related earnings per share calculations for the periods ended prior to June 30, 2002, are not comparable to the stock prices, financial statements and earnings per share calculations for periods ended after June 30, 2002.

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index. The graph assumes that $100 was invested in our common stock on December 31, 1999 until June 30, 2002 in the Nasdaq Composite Index and the Nasdaq Computer Manufacturers Index, including reinvestment of dividends (although dividends have not been declared on our common stock). Historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN FROM 12/1999 TO 6/2002
OF KOMAG, INCORPORATED, THE NASDAQ STOCK MARKET (US COMPANIES)
INDEX, AND THE NASDAQ COMPUTER MANUFACTURERS INDEX

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Our stockholders may submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to our Board of Directors. In accordance with the applicable rules under the Securities Exchange Act of 1934, as amended, any proposal or nomination must be submitted in writing to our Secretary within a reasonable time before we begin to print and mail our 2007 proxy materials. This submission must include certain specified information concerning the proposal. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. Any such stockholder proposals must be submitted in writing to the attention of the Secretary, Komag, Incorporated, 1710 Automation Parkway, San Jose, California 95131 no later than December 20, 2006, the date 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions. Stockholders interested in submitting a proposal are advised to contact knowledgeable counsel with regards to the detailed requirements of submitting such a proposal.

Sincerely,

Thian Hoo Tan
Chief Executive Officer

Appendix A

Komag, Incorporated
Amended and Restated 2002 Qualified Stock Plan

KOMAG, INCORPORATED

AMENDED AND RESTATED 2002 QUALIFIED STOCK PLAN

(as of March 2006)

1. Purposes of the Plan.  The purposes of this Amended and Restated 2002 Qualified Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Service Providers, and

•	to promote the success of the Company’s business.

Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Restricted Stock Units, Performance Shares or Performance Units, as determined by the Administrator at the time of grant.

2. Definitions.  As used herein, the following definitions shall apply:

(a) ‘‘Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) ‘‘Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) ‘‘Award” means individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, Restricted Stock Units, Performance Shares or Performance Units.

(d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Awarded Stock” means the Common Stock subject to an Award.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Komag, Incorporated, a Delaware corporation.

(l) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m) “Deferred Stock Unit” means a deferred stock unit Award granted to a Service Provider pursuant to Section 14.

(n) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(o) “Director” means a member of the Board.

(p) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(iv) Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means a stock option granted pursuant to the Plan.

(y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means the holder of an outstanding Award granted under the Plan.

(aa) “Performance Goals” means the goal(s) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash flow, (ii) customer satisfaction, (iii) earnings, (iv) gross margin, (v) market price of stock, (vi) market share, (vii) net income, (viii) operating income, (ix) operating margin, (x) return on capital, (xi) return on equity, (xii) return on net assets, (xiii) revenue and (xiv) sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis.

(bb) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 12.

(cc) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 13.

(dd) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions, and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ee) “Plan” means this Amended and Restated 2002 Qualified Stock Plan.

(ff) “Restricted Stock” means Shares issued pursuant to an Award of Stock Purchase Rights under Section 9 of the Plan, or issued pursuant to the early exercise of an Option.

(gg) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ii) “Service Provider” means an Employee, Director or Consultant.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 17 of the Plan.

(kk) “Stock Appreciation Right” means an Award, granted alone or in connection with a related Option, that pursuant to Section 10 is designated as a Stock Appreciation Right.

(ll) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.  Subject to the provisions of Section 17 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 9,242,054 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited back to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, under any Award, shall not be returned to the Plan and shall not become available for future distribution under the

Plan, except that if unvested Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies.  Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options, Stock Purchase Rights or Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 19(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or Stock Appreciation Rights longer than is otherwise provided for in the Plan;

(ix) to offer to buyout for a payment in cash or Shares an Award previously granted under the Plan, provided any such offer is approved by the Company’s stockholders;

(x) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants.

5. Eligibility.  Stock Purchase Rights, Restricted Stock Units, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) ISO $100,000 Rule.  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) No Rights as a Service Provider.  Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing his or her relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

(c) 162(m) Limitation.  The following limitations shall apply to Awards under the Plan:

(i) No Service Provider shall be granted, in any fiscal year of the Company, (A) Option or Stock Appreciation Rights to purchase more than 1,500,000 Shares, (B) Stock Purchase Rights to purchase or acquire more than 500,000 Shares, (C) more than 500,000 Restricted Stock Units (D) Performance Shares covering more than 500,000 Shares and (E) Performance Units with an initial value in excess of $5,000,000.

(ii) In connection with his or her initial service, a Service Provider may be granted Options or Stock Appreciation Rights to purchase up to an additional 1,500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 17(a).

(iv) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 17(c)), the cancelled Award will be counted against the limits set forth in subsections (i) and (ii) above.

7. Term of Plan.  The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

8. Stock Options.

(a) Term of Options.  The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(A) In the case of an Incentive Stock Option

(a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(b) granted to any Employee other than an Employee described in paragraph (a) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(B) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) The exercise price for the Shares to be issued pursuant to an already granted Option may not be changed without the consent of the Company’s stockholders (except for adjustments pursuant to Section 17). This shall include, without limitation, a repricing of the Option as well as an exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, Stock Appreciation Right or other Award.

(c) Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(d) Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration to the extent permitted by Applicable Laws may consist entirely of:

(i) cash;

(ii) check;

(iii) promissory note;

(iv) other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences (as determined by the Administrator);

(v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii) any combination of the foregoing methods of payment; or

(viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(e) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended beginning on the 91st day of a Participant’s leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised, together with any applicable tax withholding. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 17 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(f) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the unvested portion of the Option shall terminate and the Shares covered thereby shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(g) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the unvested portion of the Option shall terminate and the Shares covered thereby shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h) Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death. If, at the time of death, the Participant is not vested as to his or her entire Option, the unvested portion of the Option shall terminate and the Shares covered thereby immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9. Stock Purchase Rights.

(a) Grant of Stock Purchase Rights.  Subject to the terms of the Plan, the Administrator, at any time and from time to time, may grant Stock Purchase Rights to acquire Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

(b) Restricted Stock Agreement.  Each Stock Purchase Right will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability.  Except as provided in this Section 9, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Provisions.  The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(i) General Restrictions.  The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Restrictions.  For purposes of qualifying an Award of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date and the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award of Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(e) Removal of Restrictions.  Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Stock Purchase Right granted under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

10. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant.

(b) Exercise Price and Other Terms.  The Administrator, subject to the provision of the Plan, shall have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan; provided, however, that no Stock Appreciation Right may have a term of more than ten (10) years from the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted Stock Appreciation Right may not be changed without the consent of the Company’s stockholders (except for adjustments pursuant to Section 17). This shall include, without limitation, a repricing of the Stock Appreciation Right as well as a Stock Appreciation Right exchange program whereby the Participant agrees to cancel an existing Stock Appreciation Right in exchange for an Option, Stock Appreciation Right or other Award.

(c) Payment of Stock Appreciation Right Amount.  Upon exercise of a Stock Appreciation Right, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) the number of Shares with respect to which the Stock Appreciation Right is exercised.

(d) Payment Upon Exercise of Stock Appreciation Right.  At the discretion of the Administrator, payment for a Stock Appreciation Right may be in cash, Shares or a combination thereof.

(e) Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f) Expiration of Stock Appreciation Rights.  Subject to the term stated in Section 10(b), a Stock Appreciation Right granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g) Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the unvested portion of the Stock Appreciation Right shall terminate and the Shares covered thereby shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified by the Administrator, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(h) Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the unvested portion of the Stock Appreciation Right shall terminate and the Shares covered thereby shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock

Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

(i) Death of Participant.  If a Participant dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested and exercisable on the date of death. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s death. If, at the time of death, the Participant is not vested as to his or her entire Stock Appreciation Right, the unvested portion of the Stock Appreciation Right shall terminate and the Shares covered thereby shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Participant’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

11. Restricted Stock Units.

(a) Grant.  Subject to the terms of the Plan, Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 11(d), may be left to the discretion of the Administrator.

(b) Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Earning Restricted Stock Units.  The Administrator will set the vesting criteria in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Participants. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(i) General Performance Objectives.  The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Objectives.  For purposes of qualifying Awards of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Restricted Stock Units will be based on the achievement of Performance Goals. The Performance Goals will be set by the Administrator by the Determination Date. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d) Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

12. Performance Shares.

(a) Grant of Performance Shares.  Subject to the terms and conditions of the Plan, Performance Shares may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Each Performance Share shall be the equivalent of one Share for purposes of determining the number of Shares to be issued upon settlement of the Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units/rights to acquire Shares. The Administrator shall have complete discretion to determine (i) the number of Shares to be issued upon settlement of an Award of Performance Shares granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones, but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Performance Shares will be based on the achievement of Performance Goals. The Performance Goals will be set by the Administrator by the Determination Date and the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(b) Performance Share Award Agreement.  Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(c) Earning of Performance Shares.  After the conditions to earning the Performance Shares have been satisfied, the holder of the Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Share.

(d) Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Shares will be made as soon as practicable after the expiration of the conditions to receipt of the payment of the Award have been satisfied. The Administrator, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares or in a combination thereof.

(e) Cancellation of Performance Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Shares will be forfeited to the Company, and again will be available for grant under the Plan.

13. Performance Units.

(a) Grant of Performance Units.  Subject to the terms and conditions of the Plan, Performance Units may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. The Administrator shall have complete discretion to determine (i) the number of Performance Units awarded to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Performance Units will be based on the achievement of Performance Goals. The Performance Goals will be set by the Administrator by the Determination Date and the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(b) Performance Unit Award Agreement.  Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

(c) Earning of Performance Units.  After the conditions to earning the Performance Shares have been satisfied, the holder of Performance Units will be entitled to receive a payout of the number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit.

(d) Form and Timing of Payment of Performance Units.  Payment of earned Performance Units will be made as soon as practicable after the conditions to receipt of the payment of the Award have been satisfied. The Administrator, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares or in a combination thereof.

(e) Cancellation of Performance Units.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units will be forfeited to the Company, and again will be available for grant under the Plan.

14. Deferred Stock Units.  Deferred Stock Units shall consist of a Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

15. Non-Transferability of Awards.  Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

16. Leaves of Absence/Transfer Between Locations.  Subject to any other provision of the Plan, unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be suspended beginning on the 91st day of a Participant’s leave of absence and will resume on the date the Participant returns to work on a regular schedule as determined by the Company; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence. A Participant will not cease to be an Employee in the case of any leave of absence approved by the Company and shall not cease to be a Service Provider in the event of transfers between locations of the Company or between the Company and its Parent or Subsidiary companies. For purposes of Incentive Stock Options, no such leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

17. Adjustments Upon Changes in Capitalization, Dissolution, Merger, or Asset Sale.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of Shares as well as the price per share of Common Stock covered by each such outstanding Award, and the 162(m) annual Share issuance limits under Section 6(c) shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company or other change in the corporate structure of the Company affecting the Shares occurs; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or Stock Appreciation Right until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse as to 100% of the Award and that the vesting of any Award shall accelerate in full, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and Stock Appreciation Rights) or vesting (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control.

(i) Options and Stock Appreciation Rights.  In the event of a merger or Change in Control, each outstanding Option and Stock Appreciation Right shall be assumed or an equivalent option or Stock Appreciation Right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Appreciation Right, the Participant shall fully vest in and have the right to exercise the Option or Stock Appreciation Right as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Appreciation Right is not assumed or substituted for in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option or Stock Appreciation Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Appreciation Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Appreciation Right shall be considered assumed if, following the merger or Change in Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or Stock Appreciation Right immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Appreciation Right, for each Share subject to the Option or Stock Appreciation Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

(ii) Officer Adjustment.  Officers subject to the short-swing profit restrictions of Applicable Laws may, in the Administrator’s sole discretion, be granted limited Stock Appreciation Rights in tandem with their outstanding Options. Upon the occurrence of a Hostile Take-Over, each outstanding Option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled and the recipient shall be entitled to a cash distribution from the Company in an amount equal to the excess of (a) the Take-Over Price of the Shares subject to the cancelled Option (whether or not such Shares are exercisable) over (b) the aggregate exercise price payable for such Shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Administrator nor the consent of the Board shall be required in connection with such Option cancellation and cash distribution. The Shares subject to any Option cancelled for an appreciation distribution pursuant to this Section shall not be available for subsequent grant under the Plan.

(iii) Hostile Take-Over.  A Hostile Take-Over shall be deemed to occur in the event (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company’s stockholders to accept, and (b) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than Company Officers and Directors subject to the short-swing profit restrictions of Applicable Laws.

The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting such Hostile Take-Over; provided, however, that if the cancelled option is an Incentive Stock Option, the Take-Over Price shall not exceed the Fair Market Value per share on the date of cancellation.

(iv) Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Deferred Stock Units.  In the event of a merger or Change in Control, each outstanding Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Deferred Stock Units shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units, the Participant shall fully vest in the Award and all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. For the purposes of this paragraph, an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Deferred Stock Units shall be considered assumed if, following the merger or Change in Control, the award confers the right to purchase or receive, for each Share (or with respect to Awards settled in cash, the cash equivalent thereof) subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the merger or Change in Control), to be solely common stock of the successor corporation equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or Change in Control.

18. Date of Grant.  The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each recipient within a reasonable time after the date of such grant.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22. Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23. Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Appendix B

Komag, Incorporated
Certificate of Amendment to Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF KOMAG, INCORPORATED,
A DELAWARE CORPORATION

Komag, Incorporated, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:  That at a meeting of the Board of Directors of the Corporation, the Board of Directors duly adopted resolutions for the purpose of declaring the advisability and amending Article IV of the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety as follows:

“ARTICLE IV

The Corporation shall be authorized to issue One Hundred Twenty Million (120,000,000) shares of capital stock having an aggregate par value of One Million Two Hundred Thousand Dollars ($1,200,000). This Capital Stock shall consist entirely of Common Stock having a par value. The authorized Common Stock shall be One Hundred Twenty Million shares (120,000,000) shares having a par value of one cent ($0.01) per share for an aggregate class par value of One Million Two Hundred Thousand Dollars ($1,200,000). The Corporation is also authorized to issue debentures (convertible into the Common Stock or non-convertible, either with or without voting rights) and/or warrants or options to purchase Common Stock.”

SECOND:  That at a meeting of the stockholders of the Corporation, the stockholders duly adopted resolutions for the purpose of approving and amending Article IV of the Amended and Restated Certificate of Incorporation of the Corporation as set forth herein.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, Komag, Incorporated has caused this Certificate of Amendment to be signed by T.H. Tan, a duly authorized officer of the Corporation, on          , 2006.

T.H. Tan
Chief Executive Officer

B-1

Appendix C

Komag, Incorporated
Audit Committee Charter

AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS OF
KOMAG, INCORPORATED

PURPOSE

The purpose for the Audit Committee of the Board of Directors (the “Board”) of Komag, Incorporated (the “Company”) shall be to:

(a) assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls, improvements made or to be made in such controls.

(b) prepare the Audit Committee report required in the annual proxy statement as set forth in the rules of the Securities & Exchange Commission (the “SEC”);

(c) make such examinations as are necessary to monitor the corporate financial reporting and external audit requirements of Komag, Incorporated and its subsidiaries;

(d) provide to the Board the results of its monitoring and examining and recommendations derived therefrom;

(e) appoint the independent auditors, determine and approve the auditing fees, and oversee the engagement and work of the independent auditors;

(f) provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require its attention; and

(g) undertake those specific duties and responsibilities described in this charter as well as such other duties as the Board from time to time prescribe.

MEMBERSHIP

The Audit Committee will consist of at least three members of the Board, each of whom will be appointed by and serve at the discretion of the Board and shall meet the following requirements, as well as any requirements promulgated by the SEC now or in the future:

(a) Each member will be independent, (i) as defined by Nasdaq Rule 4200 and (ii) pursuant to the criteria provided in Rule 10A-3(b)(1) of the Securities and Exchange Act of 1934, and under any other applicable rule or regulation prescribed by the SEC or Nasdaq;

(b) Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq Audit Committee requirements;

(c) At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities, in accordance with the Nasdaq Audit Committee requirements.

RESPONSIBILITIES

The responsibilities of the Audit Committee shall include:

(a) Reviewing, on a periodic basis, the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

(b) Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

(c) Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving permissible non-audit services in those circumstances where a subsequent approval is necessary and permissible);

(d) The Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

(e) Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; (v) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements; and (vi) reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

(f) Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

(g) Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

(h) Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

(i) Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit Committee members, member qualifications and activities;

(j) Establishing procedures for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters in accordance with SEC rules and regulations;

(k) Reviewing, in conjunction with counsel, any legal matters that could have a significant effect on the Company’s financial statements;

(l) Reviewing the performance of the independent auditors and ensuring that the independent auditors are accountable directly to the Audit Committee;

(m) Ensuring receipt from the independent auditors of a formal written statement delineating between the auditor and the Company, consistent with Independence Standards Board Standard 1, as well as actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditor;

(n) Reviewing and approving in advance any proposed related party transactions for potential conflicts of interest;

(o) Reviewing and reassessing the adequacy of this formal written charter on an annual basis;

(p) Reviewing its own performance, structure, processes and membership requirements;

(q) Providing an Audit Committee report for inclusion in the Company’s annual proxy statement in accordance with SEC rules;

(r) Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

(s) Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act;

(t) If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company; and

(u) Performing other oversight functions as requested by the full Board.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it, and will report, at least annually, to the Board regarding the Committee’s examinations and recommendations.

The Audit Committee may retain, as it determines necessary, independent legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities or duties set forth above.

MEETINGS

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule that it will provide to the Board in advance.

The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor’s examination and management report and to otherwise fulfill its responsibilities under the charter.

MINUTES

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

COMPENSATION

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as members of the Board or any committee thereof.

KOMAG, INCORPORATED

The 2006 Annual Meeting of Stockholders will be held at 10:00 a.m. Pacific Time on Wednesday, May 24, 2006, at Komag, located at:

1710 Automation Parkway
San Jose, California 95131

PROXY
KOMAG, INCORPORATED
May 24, 2006 Annual Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
KOMAG, INCORPORATED
     The undersigned stockholder of Komag, Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated April 20, 2006, and Proxy Statement, and hereby appoints Thian Hoo Tan and Kathleen A. Bayless, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of Komag, Incorporated, to be held on Wednesday, May 24, 2006, at 10:00 a.m. Pacific Time, at the offices of Komag, Incorporated, 1710 Automation Parkway, San Jose, California 95131, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.
     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE (A) VOTED “FOR” THE ELECTION OF ALL OF THE THREE CLASS I DIRECTORS, (B) VOTED “FOR” THE AMENDMENT OF THE AMENDED AND RESTATED 2002 QUALIFIED STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 5,000,000 SHARES, FROM 4,242,054 SHARES TO 9,242,054 SHARES, AND MAKE CERTAIN OTHER CHANGES, (C) VOTED “FOR” THE AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK BY 70,000,000 SHARES, FROM 50,000,000 SHARES TO 120,000,000 SHARES, AND (D) VOTED “FOR” THE RATIFICATION OF OUR INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

1.	PROPOSAL TO ELECT THREE CLASS I DIRECTORS:

NOMINEES:
1)	Chris A. Eyre

2)	David G. Takata

3)	Harry G. Van Wickle

For	Withhold	For all	To withhold Authority to vote, mark “For All Except”
All	All	Except	and write the nominee’s name on the line below.

☐	☐	☐

2. PROPOSAL TO AMEND OUR AMENDED AND RESTATED 2002 QUALIFIED STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 5,000,000 SHARES, FROM 4,242,054 SHARES TO 9,242,054 SHARES, AND MAKE CERTAIN OTHER CHANGES:
FOR                                            AGAINST                                         ABSTAIN
☐                                 ☐                                      ☐
3. PROPOSAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK BY 70,000,000 SHARES, FROM 50,000,000 SHARES TO 120,000,000 SHARES:
FOR                                            AGAINST                                         ABSTAIN
☐                                 ☐                                      ☐
4. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006:
FOR                                            AGAINST                                         ABSTAIN
☐                                 ☐                                      ☐
In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.
Signature                                                           Signature                                                             Dated
This Proxy should be marked, dated and signed by the stockholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.